Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference of our report dated November 21, 2003 on the consolidated financial statements of Rick's Cabaret International, Inc. (the "Company"), for the year ended September 30, 2003, incorporated by reference in the Company's Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be filed with the United States Securities and Exchange Commission.

/s/ Whitley Penn
----------------
WHITLEY  PENN

Dallas, Texas
September 20, 2004


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